Exhibit 99.1

Verisign Statement on National Telecommunications and Information Administration’s Announcement of Its Intent to Transition Key Internet Domain Name Functions

RESTON, VA - March 17, 2014 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today provided a statement on the National Telecommunications and Information Administration’s (NTIA) announcement of its intent to transition key Internet domain name functions.

The announcement by NTIA on Friday, March 14, 2014, does not affect Verisign's operation of the .com and .net registries. The announcement does not impact Verisign’s .com or .net domain name business nor impact its .com or .net revenue or those agreements, which have presumptive rights of renewal.

The NTIA announcement involves Internet functions that are entirely different functions from those Verisign performs under its .com and .net agreements. The functions performed by Verisign involved in the NTIA announcement have been performed as a community service spanning three decades without compensation at the request of the Department of Commerce under the Cooperative Agreement.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new TLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

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